UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2007

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Kreisler Manufacturing Corporation (the "Company") held on December 11, 2007 (the "Annual Meeting"), the stockholders of the Company approved the Kreisler Manufacturing Corporation 2007 Stock Incentive Plan (the "2007 Plan"). The 2007 Plan provides for the grant of the following types of awards: stock options, stock grants and performance awards, as determined by the Compensation Committee of the Board of Directors of the Company, which administers the 2007 Plan. Participants in the 2007 Plan may include executive officers, other employees, non-employee directors and consultants who provide services to the Company or its affiliates. The maximum aggregate number of shares of common stock that may be subject to awards under the 2007 Plan is 200,000 shares. The foregoing brief summary of the 2007 Plan is not intended to be complete and is qualified by reference to the 2007 Plan, attached as Appendix A to the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 7, 2007, which is incorporated herein by reference in its entirety.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2007, the Board of Directors of the Company adopted the Amended and Restated Bylaws of the Company (the "Amended Bylaws"). In addition to conforming changes, the Amended Bylaws contain the amendments summarized below.
Article II, Section 3, "Special Meeting," was amended in its entirety to authorize the Chairman of the Board of Directors of the Company, the President or the Board of Directors of the Company to call special meetings of stockholders. This section previously permitted certain stockholders to call such meetings.
Article II was amended to add a new Section 12, "Nature of Business at Meetings of Stockholders," to provide for an advance notice procedure for the presentment of business at meetings of stockholders.
Article III, Section 1, "Number, Election, Nomination, Qualification and Term of Office of Directors," was amended to provide a new procedure for the advance nomination of directors by or at the direction of the Board of Directors of the Company, or any duly authorized committee thereof, or by the Company's stockholders.
Article III, Section 2, "Resignation and Vacancies," was amended to give the Board of Directors the sole and exclusive authority to fill vacancies on the Board of Directors of the Company until the next election of directors by the stockholders of the Company.
Article VIII "Amendments" was amended to require 80 per cent supermajority vote of the stockholders to amend the bylaws.
The foregoing brief summary of the material modifications in the Amended Bylaws does not purport to be complete and is qualified by reference to the Amended Bylaws, attached to this Current Report on Form 8-K as Exhibit 3.2, which are incorporated herein by reference in their entirety.

Item 7.01.    Regulation FD Disclosure

At the Annual Meeting, stockholders of the Company reelected Messrs. Wallace N. Kelly, Ronald L. Nussle, Jr., John W. Poling, Michael D. Stern and Richard T. Swope as directors of the Company and approved the 2007 Plan. See Item 5.02 of this Current Report on Form 8-K for description of the 2007 Plan.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
The following exhibits are filed herewith:
Exhibit No.        Description

3.2        Amended and Restated Bylaws of Kreisler Manufacturing Corporation
10.1        Kreisler Manufacturing Corporation 2007 Stock Incentive Plan*
______________
*Incorporated by reference to Appendix A to the Company's definitive proxy statement for the 2007 annual meeting of stockholders, filed with the Securities and Exchange Commission on November 7, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: December 17, 2007	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-3.2	Amended and Restated Bylaws of Kreisler Manufacturing Corporation
EX-10.1	Kreisler Manufacturing Corporation 2007 Stock Incentive Plan